UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    December 22, 2008

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Center
400 North Roxbury Drive, Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 888-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the review by City National Corporation (the “Corporation”) and City National Bank (the “Bank” and collectively with the Corporation, the “Company”) of its executive compensation arrangements in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations issued thereunder (“Section 409A”), on December 22, 2008, the Company entered into an Amended and Restated Employment Agreement with Russell Goldsmith, CEO and President of the Company (the “Amended and Restated Employment Agreement”) amending and restating the existing Employment Agreement, dated as of June 30, 2006, including his Supplemental Retirement Benefit attached as Appendix A, and his Employment Agreement originally dated March 31, 1997 attached as Annex A providing benefits in the event of a change of control of the Company.  The amendments (the “Amendments”) were made primarily to achieve compliance with, or exemption from, Section 409A.

The Amendments include adding a six-month delay for certain payments following separation from service and other terms where needed to satisfy Section 409A requirements, and clarifying that deferred amounts may only be distributed upon a permissible payment event under Section 409A, such as separation from service, disability, death, a time or fixed schedule, a change in control, or the occurrence of an unforeseeable emergency.  In some cases, the Amendments provide exemption from Section 409A by, for example, providing that distribution of amounts will occur within two and a half months following the end of the taxable year in which the right to receive the payment is no longer subject to a substantial risk of forfeiture.  The Amendments provide for lump sum payments of all cash amounts due following Russell Goldsmith’s separation from service.

The Amended and Restated Employment Agreement is, to the extent applicable, subject to certain amendments previously made by the Company in connection with its participation in the Troubled Assets Relief Program Capital Purchase Program under the Emergency Economic Stabilization Act of 2008.  Those amendments limit the benefits that can be received by Senior Executive Officers in certain circumstances and are described in the Company’s Current Report on Form 8-K filed November 24, 2008.

The summary description of the Amendments set forth above are qualified in all respects by reference to the full form of Amended and Restated Employment Agreement, a copy of which is attached hereto as Exhibit 10.15 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

The following exhibit is filed herewith:

	Exhibit No.	Description

	10.15	Amended and Restated Employment Agreement, dated as of December 22, 2008, by and between Russell Goldsmith, on the one hand, and City National Corporation and City National Bank, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

December 23, 2008	/s/ Michael B. Cahill
Michael B. Cahill
Executive Vice President,
Corporate Secretary and General Counsel
(Authorized Officer)